Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated February 15, 2012, with respect to the consolidated balance sheets of Premier Commercial Bancorp and Subsidiary as of December 31, 2011 and 2010, the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended December 31, 2011 and 2010, and to the reference to our firm under the heading “Experts” included in this registration statement.

Laguna Hills, California

June 19, 2012